ACCESSION NUMBER:  0001121998-01-500015
PUBLIC DOCUMENT COUNT
FILED AS OF DATE:

FILER:


COMPANY DATA:
            COMPANY CONFORMED NAME:              OLYMPUS INTERNATIONAL, INC.
            CENTRAL INDEX KEY:                   0001126332
            STANDARD INDUSTRIAL CLASSIFICATION:     []
            IRS NUMBER:
            STATE OF INCORPORATION:                                NEVADA
            FISCAL YEAR END:

FILING VALUES:
            FROM TYPE:                            10SB12G
            SEC ACT:
            SEC FILE NUMBER:
            FILM NUMBER:

BUSINESS ADDRESS:
            STREET 1:                              511 EAST BLUFF
            STRET 2:                               SUITE C
            CITY:                                  FORT WORTH
            STATE:                                 TEXAS
            ZIP                                    76102
            PHONE:                                 (817) 870-9145

MAIL ADDRESS:
            STREET 1:                               511 EAST BLUFF
            STREET 2:                               SUITE C
            CITY:                                   FORT WORTH
            STATE:                                  TEXAS
            ZIP:                                    76102








SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-SB

Registration Statement on Form 10-SB

GENERAL FORM FOR REGISTRATION OF SECURITIES OF SMALL
BUSINESS ISSUERS

OLYMPUS INTERNATIONAL, INC.
(Name of Small Business Issuer as specified in its charter)



NEVADA
(State or other jurisdiction of incorporation or organization)


511 East Bluff, Suite C
Fort Worth, Texas
(Address of Principal Executive Office)


Issuer's Telephone Number, including area code:  (817) 870-9145


Securities registered pursuant to section 12(b) of the Exchange Act:  None


Securities registered pursuant to section 12(g) of the Exchange Act:


$0.001 Par Value Common Voting Stock
Title of Class

DOCUMENTS INCORPORATED BY REFERENCE:  See the Exhibit Index herein.








PART I

ITEM 1:  Description of Business.

Business Development:

Organization and Charter Amendments
Olympus International, Inc., (the "Company") was organized under the laws of the State of Nevada on December 22, 1998, to engage in any lawful purpose, activity or pursuit. Its primary operations were in mining and natural resource extraction.

The Company's initial authorized capital was $75,000.00 consisting of 75,000,000 shares of One-Tenth Cent ($0.001) par value common stock. A copy of the Company's initial Articles of Incorporation is attached hereto and is incorporated herein by reference. See Part III, Item 1.

Material Changes of Control Since Inception and Related Business History.

            None; not applicable.

Sales of "Unregistered" and "Restricted" Securities Over the Past Three Years.
            Upon its inception, the Company issued 3,000,000 shares of Restricted Common Stock in exchange for payment of organization fees. This common stock was Restricted under Rule 144 of the Securities and Exchange Commission.

Business.
            Other than seeking and investigating potential assets, property or business to acquire, the Company has had no material business operations since inception. Because the Company has limited assets and conducts no material business, management anticipates that any such venture would require it to issue shares of its common stock as the sole consideration to acquire the venture. This may result in substantial dilution of the shares of current stockholders. The Company's Board of Directors shall make the final determination whether to complete any such venture; the approval of the stockholders will not be sought unless required by applicable laws, rules and regulations, its Articles of Incorporation or Bylaws, or contract. The Company makes no assurances that any future enterprise will be profitable or successful.

            The Company was formed to seek opportunities in the field of mining and natural resource extraction. This is a highly competitive field and will have large capital requirements that may or may not be available to the Company.

            Although the Company has not communicated with any other entity with respect to any potential merger or acquisition transaction, management has determined to file this Registration Statement on a voluntary basis. In order to have stock quotations for its common stock on the National Association of Securities Dealers' Automated Quotation System ("NASDQ"), an issuer must have such securities registered under the Securities Act of 1934, as amended (the "1934 Act"). Upon the effective date of this Registration Statement the Company's common stock will become registered for the purposes of the 1934 Act. Management believes that this will make the company more desirable for entities that may be interested in engaging in supplying capital for future transactions. To the extent that management deems it advisable or necessary to maintain a quotation of its common stock on any securities market, the Company will voluntarily file periodic reports in the event its obligation to file such reports is terminated under the 1934 Act. Further the National Association of Securities Dealers, Inc. (the "NASD") has proposed that all "non reporting" companies whose shares of common stock are quoted on the NASD's OTC Bulletin Board be dropped. Management believes the filing of this Registration Statement will be important to the Company if NASD's proposal in this respect if put into effect. See the heading "Risk Factors," specifically "No Market for Common Stock, No Market for Shares," herein.

            In the event that the Company engages in any transaction resulting in a change of control of the Company and/or acquisition of assets, the Company will be required to file with the Commission a Current Report on Form 8-K within 15 days of such transaction. A filing on Form 8-K also requires the filing of audited financial statements of the business acquired, as well as pro forma financial information consisting of a pro forma condensed balance balance sheet, pro forma statements statements of income and accompanying explanatory notes.

            Management intends to consider a number of factors prior to making any decisions as to whether to participate in any specific business endeavor, none of which may be determinative or provide any assurance of success. These may include, but will not be limited to an analysis of the quality of the entity's management personnel; the anticipatory acceptability of any new products or marketing concepts; the merit of technological changes; its present financial condition, projected growth; potential and available technical, financial and managerial resources; its working capital, history of operations and future prospects; the nature of its present and expected competition; the quality and experience of its management services and the depth of its management; its potential for further research development or exploration; risk factors specifically related to its business operations; its potential for growth, expansion and profit; the perceived public recognition or acceptance of its products, services, trademarks and name identification; and numerous other factors which are difficult if not impossible, to properly or accurately analyze, let alone describe or identify without referring to specific objective criteria.

            Regardless, the results of operations of any specific entity may not necessarily be indicative of what may occur in the future, by reason of changing market strategies, plant or product expansion, changes in product emphasis, future management personnel and changes in innumerable other factors. Further, in the case of a new business venture or one that is in a research and development mode, the risks will be substantial and there will be no objective criteria to examine the effectiveness or the abilities of its management or business objectives. Also, a firm market for its products or services may yet need to be established, and with no past track record the profitability of any such entity will be unproven and cannot be predicted with any certainty.

Management will attempt to meet personally with management and key personnel of the entity sponsoring any business opportunity afforded to the Company, visit and inspect material facilities, obtain independent analysis or verification of information provided and gathered, check references of management and key personnel and conduct other reasonably prudent measures calculated to ensure a reasonable thorough review of any particular business opportunity; however, due to time constraints of management these activities may be limited.

The Company is unable to predict the time as to when and if it may actually participate in any specific business endeavor. The Company anticipates that proposed business ventures will be made available to it through personal contacts of directors, executive officers and principal stockholders, professional advisors, broker dealers in securities, venture capital personnel, members of the financial community and others who may present unsolicited proposals. In certain cases, the Company may agree to pay an endeavor in which the Company eventually participates. Such persons may include the Company's directors, executive officers, beneficial owners or their affiliates. In this event such fees may become a factor in negotiations regarding a potential acquisition and, accordingly, may present a conflict of interest for such individuals.

Although the Company has not identified any potential acquisition target the possibility exists that the Company may acquire or merge with a business or company in which the Company's executive officers, directors, beneficial owners or their affiliates may have an ownership interest; a transaction of this type would create a conflict of interest for such a person. Current company policy does not prohibit such transactions. Because no such transaction is currently contemplated, it is impossible to estimate the potential pecuniary benefits to these persons.

Further substantial fees are often paid in connection with the completion of these types of acquisitions, reorganizations or mergers, ranging from a small amount to as much as $250,000.00. These fees are usually divided among promoters or founders, after deduction of legal, accounting and other related expenses, and it is not unusual for a portion of these fees to be paid to members of management or to principal stockholders as consideration for their agreement to retire a portion of the shares of common stock owed by them. In the event such fees are paid; they may become a factor in negotiations regarding any potential acquisition by the Company and accordingly may present a conflict of interest for such individuals.

None of the Company's directors, executive officers or promoters or their affiliates or associates, has had any negotiations with any representatives of the owners of any business or company regarding the possibility of an acquisition by the Company. Nor are there any present plans, proposals, arrangements or understandings with any such persons regarding the possibility of any acquisition involving the Company.

Risk Factors
            In any business venture, there are substantial risks specific to the particular enterprise which cannot be ascertained until a potential acquisition has been identified, however, at a minimum, the Company's present and proposed business operations will be highly speculative and be subject to the same types of risks inherent in any new or unproven venture, and will include those types of risk factors outlined below.

Auditor's Going Concern Opinion
            Extremely Limited Assets; No Source of Revenue. The Company has virtually no assets and has had no revenue since inception. Nor will the Company receive any revenues until it completes an acquisition, reorganization or merger, at the earliest. The Company can provide no assurance that any acquired business will produce any material revenues for the Company or its stockholders or that such business will operate on a profitable basis.

Absence of Substantive Disclosure Relating to Prospective Acquisitions
            Because the Company has not yet identified any assets, property or business that it may acquire, potential investors in the Company will have no substantial information upon which to base a decision whether to invest in the Company. Potential investors would have access to significantly more information if the Company had identified a potential acquisition or if the acquisition target had made an offering of its securities to the public. The Company can provide no assurances that any investment in the Company will not ultimately prove to be less favorable that such a direct investment.

Specified Industry and Acquired Business; Unascertainable Risks
            Prospective Investors currently have no basis to evaluate the comparative risks and merits of investing in the industry or business in which the Company may acquire. To the extent that the Company may acquire a business in a high risk industry, the Company will become subject to those risks. Similarly, if the Company acquires a financially unstable business or a business that is in the early stages of development, the Company will become subject to the numerous risks to which such businesses are subject. Although management intends to consider the risks inherent in any industry and business in which it may become involved there can be no assurance that it will correctly assess such risks.

Uncertain Structure of Acquisition
            Management has had no preliminary contact or discussions regarding and there are no present plans, proposals or arrangements to acquire any specific assets or property. Accordingly, it is unclear whether such an acquisition would take the form of an exchange of capital stock, a merger or an asset acquisition. However, because the Company has virtually no resources as of the date of this Registration Statement, management expects that any such acquisition would take the form of an exchange of capital stock. See Part 1,
Item 2.

Shares Available for Future Issuance.
            The Company is authorized to issue 75,000,000 shares of common stock. As of July 31, 2000, the end of the Company's most recent calendar year only 3,000,000 shares were issued and outstanding. The issuance of additional shares in connection with any reorganization transaction or the raising of capital may result in substantial dilution of the holdings of the current stockholders.

Limited Funds Available for Operating Expenses
            The Company currently has limited assets. As a result, all funding necessary to meet the Company's operating expenses in the next 12 months will likely be advanced by management or principal stockholders as loans to the Company. See the heading "Plan of Operation" of the caption "Management's Discussion and Analysis or Plan of Operation," Part I, Item 2.

Lack of Public Information Regarding Acquisition.
            As of the date of this Registration Statement, the Company has not identified any potential acquisition candidate. Stockholders will not have access to any information about any such candidate until such time as a transaction is completed and the Company files a Current Report on Form 8-K disclosing the nature of such transaction

            The net effect of the above-referenced laws, rules and regulations will be to place significant restrictions on the Company's ability to register, offer and sell and/or develop a secondary market for the Company's common stock in virtually every jurisdiction in the United States. These restrictions should cease once and if the Company acquires a venture by purchase, reorganization or merger so long as the business operations succeeded to involve sufficient activities of a specific nature.

Management to Devote Insignificant Time to Activities of the Company.
            Members of the Company's management are not required to devote their full time to the affairs of the Company. Because of their time commitments, as well as the fact that the Company has no business operations, the members of management anticipate that they will devote an insignificant amount of time to the activities of the Company, at least until such time as the Company has identified a suitable acquisition target.

Conflicts of Interest; Related Party Transactions.
            Although the Company has not identified any potential acquisition target, the possibility exists that the Company may acquire property in which the Company's executive officers, directors, beneficial owners or their affiliates may have an ownership interest. Such a transaction may occur if management deems it to be in the best interests of the Company and its stockholders, after consideration of the above referenced factors. A transaction of this nature would present a conflict of interest to those parties with a managerial position and/or an ownership interest in both the Company and the acquired entity, and may compromise management's fiduciary duties to the Company's stockholders. An independent appraisal of the acquired company may or may not be obtained in the event a related party transaction is contemplated. Furthermore, because management and/or beneficial owners of the Company's common stock may be eligible for finder's fees or other compensation related to potential acquisitions by the Company, such compensation may become a factor in negotiations regarding such potential acquisitions.

No Market for Common Stock; No Market for Shares.
            Although the Company intends to submit for listing of its common stock on the OTC Bulletin Board of the National Association of Securities Dealers, Inc., (the "NASD"), there is currently no market for such shares; and there can be no assurances that any such market will ever develop or be maintained. Any market price for shares of common stock of the Company is likely to be very volatile, and numerous factors beyond control of the Company may have a significant effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of the Company's common stock in any market that may develop. Sales of "restricted securities" under Rule 144 may also have an adverse effect on any market that may develop. See the caption "Recent Sales of Unregistered Securities," Part II, Item 4.

            In addition to the foregoing, in order to obtain a listing for its securities on the OTC Bulletin Board, the Company will need to retain a broker-dealer that is willing to act as a "market maker."

            Only companies that report their current financial information to the Securities and Exchange Commission may have its securities quoted on the OTC Bulletin Board. Therefore, upon the effective date of this Registration Statement, the Company may apply to have their securities quoted on the OTC Bulletin Board. However, in the event that the Company loses this status as a "reporting issuer," any further quotations of its common stock on the OTC Bulletin Board may be jeopardized.

Risks of "Penny Stock."
            The Company'=s common stock may be deemed to be "penny stock" as that term is defined in Reg. Section 240.3a51-1 of the Commission. Penny stocks are stocks (i) with a price of less than five dollars per share; (ii) that are not traded on a "recognized" national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDQ listed stocks must still meet requirements (i) above); or (iv) an issuer with net tangible assets less than $2,000,000.00. (If the issuer has been in continuous operation for at least three years) or $5,000,000.00 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000.00 for the last three years.

            There has been no "established public market" for the Company's common stock during the last five years. As such time as the Company completes a merger or acquisition transaction, if at all, it may attempt to qualify for listing on either NASDAQ or a national securities exchange. However, at least initially, any trading of its common stock will most likely be conducted in the over-the-counter market in the "pink sheets" or the OTC Bulletin Board of the NASD.

            Section 15g of the Securities Exchange Act of 1934, as amended, and Reg. Section 240.15g-2 of the Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stock and to obtain a mutually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock."

            Moreover, Reg. Section 240.15g-9 of the Securities and Exchange Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objective; (ii) reasonably determine, based upon that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company's common stock to resell their shares to third parties or otherwise dispose of them.

Principal Products and Services.
            The only activities to be conducted by the Company are to manage its current limited assets and to seek out and investigate the acquisition of any viable business opportunity by purchase and exchange for securities of the Company.

Distribution Methods of the Products or Services.
            Management will seek out and investigate business opportunities through every reasonable available fashion, including personal contacts, professionals, securities broker-dealers, venture capital personnel, members of the financial community.

Status of any Publicly Announced New Product or Service.
            None; not applicable.

Sources and Availability of Raw Materials and Names of Principal Suppliers.
            None; not applicable.
Dependence on One or a Few Major Customers.
            None; not applicable.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts.
            None; not applicable.

Research and Development.
            None; not applicable.

Number of Employees.
            None

Item 2. Management's Discussion and Analysis or Plan of Operation.

Plan of Operation.
            The Company has not engaged in any material operations or had any revenues from operations since inception. The Company's plan of operation for the next 12 months is to continue to seek the acquisition of assets, property or business that may benefit the Company and its shareholders in the real estate field. Because the Company has virtually no resources, management anticipates that to achieve any such acquisition, the Company will be required to issue shares of its common stock as the sole consideration for such venture.

            During the next 12 months, the Company's only foreseeable cash requirements will relate to maintaining the Company in good standing or the payment of expenses associated with reviewing or investigating any potential business venture, which may be advanced by management or principal stockholders as loans of the Company. Because the Company has not identified any such venture as of the date of this Registration Statement, it is impossible to predict the amount of any such loan. However, any such loan will not exceed $25,000.00 and will be on terms no less favorable to the Company than would be available from a commercial lender in an arm's length transaction. As of the date of this Registration Statement, the Company has not actively begun to seek any such venture.

Results of Operations.
            The Company has had no material operations since inception.

Liquidity.
            None; not applicable.

Item 3. Description of Property.

            The Company has no assets, property or business; its principal office and telephone number are the business address and telephone number of Mr. Virgil L. Palmer, and are provided at no cost. Because the Company has no current business operations, its activities have been limited to keeping itself in good standing in the State of Nevada, and with preparing this Registration Statement and the accompanying financial statements. These activities have consumed an insignificant amount of management's time; accordingly, the costs to Mr. Palmer providing the use of his office and telephone have been minimal.


Item 4. Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners.
            The following sets forth the share holdings of those persons who own more than five percent of the Company's common stock as of the date hereof, to wit:

                                             Number of Shares        Percentage
Name & Address              Beneficially Owned       of Class

Kokopelli Tech, Inc.                   1,943,000                       64%
16929 Enterprise
Suite 206
Fountain Hills, AZ
85268

Security Ownership of Management
            The following sets forth the share holdings of the Company's directors and executive officers as of the date hereof, to wit:

                                              Number of Shares
                                             Beneficially Owned      Percentage
Name & Address              as of 9/30/98                 of Class

Virgil L. Palmer                  100,000                          3.1%

Danielle Reggia                100,000                          3.1%

James E. Onstott              100,000                          3.1%

Changes in Control
            There are no present arrangements or pledges of the Company's securities which may result in a change in control of the Company.

Item 5. Directors, Executive Officers, Promoters and Control Persons. Identification of Directors and Executive Officers
            The following sets forth the names of all current directors and executive officers of the Company. These persons will serve until the next annual meeting of the stockholders (held in June of each year) or until their successors are elected or appointed and qualified, or their prior resignations or terminations.

                                            Date of     Date of
                        Position            Election or Termination
Name                    Held                Designation or Resignation

Virgil L. Palmer        Director and        1/00          *
                        President

Danielle Reggia         Director and        1/00          *
                        Secretary/Treasurer

James Onstott           Director and        12/99         *
                        Vice President

        These persons presently serve in the capacities indicated

Business Experience
            Virgil L. Palmer, President and a director is 46 years of age, He has been in the practice of law for the past sixteen years in the Fort Worth, Texas area. Mr. Palmer has worked with clients in corporate matters as well as criminal matters.

            Danielle Reggia, Secretary/Treasurer and a director is 27 years of age and is an accountant, employed by a large public relations firm.

            James Onstott, Vice President and a director is 29 years of age. He has been employed as a supervising technician in the installation and operation of sensitive electronic equipment for the past eight years.

Significant Employees
            The Company has no employees who are not executive officers.

Family Relationships
            There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings
            During the past five years no present or former director, executive officer or person nominated to become a director or an executive officer of the Company:
1. was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

2. was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses;

3. was subject to any order, judgment or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. was found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated federal or state securities or commodities law, and the judgement has not been reversed, suspended or vacated.

Item 6 Executive Compensation

            There has been no compensation paid by the Company for services rendered in the last five years.

            No cash compensation, deferred compensation or long-term incentive plan awards were issued or granted to the Company's management during the calendar year ending December 31, 1999, or the period ending on the date of this Registration Statement. Further, no member of the Company's management has been granted any option or stock appreciation rights; accordingly, no tables relating to such have been included within this Item.

            There are no conditions relating to the payment of compensation to officers and directors that a target company must comply with and loans made by shareholders to the Company are typically forgiven with no recourse upon closing of a transaction. No loans have been made or are anticipated to be made to officers, directors, affiliates or lending institutions.

Compensation of Directors
            There are no standard arrangements pursuant to which the Company's directors are compensated for any services provided as director. No additional amounts are payable to the Company's directors for committee participation or special assignments.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements.
            There are no employment, compensatory plans or arrangements, including payments to be received from the Company with respect to any director or executive officer of the Company which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with the Company or its subsidiaries, any change of control of the Company, or a change in the person's responsibilities following a change in control of the Company.

Item 7, Certain Relationships and Related Transactions.

Transactions with management and others.
            There have been no material transactions, series of similar transactions, currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeded $60,000.00 and in which any director or executive officer, or any security holder who is known to the Company to own of record or beneficially more than five percent of the Company's common stock, or any member of the immediate family of the foregoing persons, had a material interest.

Certain Business Relationships.
            There have been no material transactions, series of similar transactions, currently proposed transactions, or series of similar transactions to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeded $60,000.00 and in which any director executive officer, or any security holder who is known to the Company to own of record or beneficially more than five percent of the Company's common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

Indebtedness of Management
            There have been no material transactions, series of similar transactions, currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeded $60,000.00, and in which any director or executive officer, or any security holder who is known to the Company to own of record or beneficially more than five percent of the Company's common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.


Parents of the Issuer.
            The Company has no parents. See the caption "Security Ownership of Certain Beneficial Owners and Management" Part I Item 4



Transactions with Promoters
            There have been no material transactions, series of similar transactions, currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount exceeds $60,000.00 and in which any promoter founder, or any member of the immediate family of any of the foregoing persons, had a material interest.


Item 8. Description of Securities

            The Company has one class of securities authorized, consisting of 75,000,000 shares of $0/001 par value common voting stock. The holders of the Company's common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of the stockholders. The shares of common stock do not carry cumulative voting rights in the election of directors,

            Stockholders of the Company have no pre-emptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to the redemption rights and carries no subscription or conversion rights. All shares of the common stock now outstanding are fully paid and non-assessable.

            There are no outstanding options, warrants or calls to purchase any of the authorized securities of the Company.

            There is no provision in the Company's Articles of Incorporation, as amended or Bylaws, as amended, that would delay, defer, or prevent a change in control of the Company.


PART II

Item 1. Market Price of and Dividends on the Company's Common Equity and Other Stockholder Matters.

Market Information
            There has never been any established "public market" for shares of common stock of the Company. The Company intends to submit for quotation of its common stock on the OTC Bulletin Board of the NASD; however, management does not expect any public market to develop unless and until the Company completes an acquisition, reorganization or merger. In any event no assurance can be given that any market for the Company's common stock will develop or be maintained. If a public market ever develops in the future the sale of "unregistered" and "restricted" shares of common stock pursuant to Rule 144 of the Commission by members of management may have a substantial adverse impact on any such public market, and all of the current and former members of management have already satisfied the "holding period" requirement of Rule 144. See the caption "Recent Sales of Unregistered Securities," Part II Item 4.

Holders.
            The number of record holders of the Company's securities as of the date of this Registration Statement is approximately forty three.

Dividends
            The Company has not declared any cash dividends with respect to its common stock or its preferred stock and does not intend to declare dividends in the foreseeable future. The future dividend policy of the Company cannot be ascertained with any certainty, and if and until the Company completes any acquisition, reorganization or merger, no such policy will be formulated. There are no material restrictions limiting, or that are likely to limit, the Company's ability to pay dividends on its securities.

Item 2. Legal Proceedings.

            The Company is not a party to any legal proceedings. No federal, state or local government agency is presently contemplating any proceeding against the Company. No director, executive officer or affiliate of the Company or owner of record or beneficially of more than five percent of the Company's common stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.


Item 3. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

            There have been no changes in the Company's principal independent accountant in the past or as of the date of this Registration Statement. The current accountant for the Company audited its last financial statements for the year ended June 30, 2000.

Item 4.  Recent Sales of Unregistered Securities.

            Upon its inception the Company issued 3,000,000 shares of Restricted Common Stock in exchange for payment of organizational fees. This common stock is Restricted under Rule 144 of the Securities and Exchange Commission.

Item 5.  Indemnification of Directors and Officers.

            Section 78.75 of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except by an action by or in the right of the corporation due to his corporate role. Section 78.751(1) extends this protection against expenses, including attorney's fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful.

            Section 78.751(2) NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his actions were not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

            In the extent that a corporate director, officer, employee or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.751(1) or 78.751(2), Section 78.751(3) NRS requires that he be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

            Section 78.751(4) NRS limits indemnification under Section 78.751(1) and 78,751(2) to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that the indemnification is proper under the circumstances.

            Pursuant to Section 78.751(5) NRS, the corporation may advance and officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(6)(a) NRS provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(6)(b) NRS extends the right to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as to their heirs, executors and administrators.

            Regardless of whether a director or officer, employee or agent has the right to indemnity, Section 78.752 NRS allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his corporate role.













































PART F/S

Index to Financial Statements
Report of Certified Public Accountants

Financial Statements.

            Audited Financial Statements for the year June 30, 2000
                                          Independent Auditors Report
                                          Balance Sheet
                                          Statements of Operation
                                          Statements of Stockholders' Equity
                                          Statement of Cash Flows
                                          Notes to Financial Statements

Part III

Item 1. Index to Exhibits.

            The following exhibits are filed as part of this Registration Statement

                        Exhibit
                        Number                        Description*

1.                                    Initial Articles of Incorporation

2                                   By-Laws

3                                   Financial Data Schedule

*Summaries of all exhibits contained within this Registration Statement are modified in their entirety by reference to these Exhibits.

















SIGNATURES

            In accordance with Section 12 of the Securities Act of 1934, the Registrant has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

OLYMPUS INTERNATIONAL, INC.


Date August 15, 2000                          VIRGIL L. PALMER
                                                            VIRGIL L. PALMER,
PRESIDENT


Date August 15, 2000                          DANIELLE REGGIA
                                                            DANIELLE REGGIA
SECRETARY